CERTIFICATION


I, Marie E. Trimboli, certify that:

     1. I have reviewed this annual report on Form 10-K of BP Prudhoe Bay Royalty Trust, for which The Bank of New York acts as Trustee;

     2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

     3. Based on my knowledge, the financial statements and other financial information included in this quarterly report fairly present in all material respects the financial condition, cash earnings and distributions and changes in trust corpus of the registrant as of and for the periods presented in this quarterly report;

     4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14), or for causing such procedures to be established and maintained, for the registrant and I have:

          a) designed such disclosure controls and procedures, or caused such controls and procedures to be designed, to ensure that material information relating to the registrant is made known to me by others, particularly during the period in which this quarterly report is being prepared;

          b)   evaluated  the  effectiveness  of  the  registrant's   disclosure
               controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

          c)   presented  in  this  annual  report  my  conclusions   about  the
               effectiveness of the disclosure controls and procedures based on my evaluation as of the Evaluation Date;

     5. I have disclosed, based on my most recent evaluation, to the registrant's auditors:

          a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

          b) any fraud, whether or not material, that involves persons who have a significant role in the registrant's internal controls; and


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     6.   I have  indicated  in this  annual  report  whether  or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

In giving the certifications in paragraphs 4, 5 and 6 above, I have relied to the extent I consider reasonable on information provided to me by BP Exploration (Alaska) Inc.



Date: March 31, 2003                           /s/Marie E. Trimboli
                                               --------------------------------
                                                  Marie E. Trimboli
                                                  Assistant Vice President
                                                  The Bank of New York